CAROLINA FREIGHT CORPORATION
                Cherryville, North Carolina 28021


   JOHN B. YORKE
Vice President, Secretary
 and General Counsel


                         January 4, 1995

Carolina Freight Corporation
Post Office Box 1000
Cherryville, North Carolina 28021

Re:  Registration Statement on Form S-8
     200,000 Shares of Common Stock

Gentlemen:

In connection with the possible offering and sale from time to time of up to 200,000 shares (the "Shares") of the Common Stock, $.50 par value per share, of Carolina Freight Corporation (the "Corporation"), upon the terms and conditions set forth in the Registration Statement on Form S-8 (the "Registration Statement"), filed on January 4, 1995 by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, I am of the opinion that when (a) the Registration Statement shall become effective and (b) the Shares have been sold upon the terms and conditions set forth in the Registration Statement and the prospectus constituting a part thereof, the Shares will be validly authorized and legally issued, fully paid and non-assessable.

I hereby consent (1) to be named in the Registration
Statement and in the Prospectus which constitutes a part thereof as the attorney who will pass upon the legality of the Shares and
(2) to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,


                                   JOHN B. YORKE